U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------
                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------


                        TRINITY LEARNING CORPORATION
           (Exact name of registrant as specified in its charter)
                              ---------------

     Utah                                                   73-0981865
(State of incorporation)                                 (I.R.S. Employer
                                                        Identification No.)

                            1831 Second Street
                        Berkeley, California  94710
                               (510) 540-9300
 (Address and telephone number of registrant's principal executive offices and principal place of business)


                    Amended and Restated 2002 Stock Plan
                            (Full Title of Plan)

                              ----------------

                              DOUGLAS D. COLE
                             1831 SECOND STREET
                        BERKELEY, CALIFORNIA  94710
                               (510) 540-9300
         (Name, Address and telephone number of agent for service)


                                 Copies to:
                             BRENT CHRISTENSEN
                          Parsons Behle & Latimer
                     201 South Main Street, Suite 1800
                        Salt Lake City, Utah  84111
                               (801) 532-1234

-------------------------------------------------------------------------------------
                           Calculation of Registration Fee
-------------------------------------------------------------------------------------
Title of Each                                       Proposed
Class of         Amount            Proposed         Maximum           Amount of
Securities       To Be             Maximum Offering Aggregate         Registered
to be Registered Registered        Price Per Share  Offering Price    Fee
-------------------------------------------------------------------------------------
Common Stock,
No Par Value     6,500,000         $1.50            $9,750,000        $1,235.33
-------------------------------------------------------------------------------------

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule
457 of Regulation C.   Pursuant to Rules 457(c) and (h) of the Securities
Act of 1933, as amended, the registration fee has been calculated based upon an average bid and ask price of $1.50 per share as of February 3, 2004 on the Nasdaq OTC Bulletin Board.

                                   PART I
           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Item 2.   Registrant Information and Employee Plan Annual Information.

     See response to Item 1. above.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) Registrant's latest Annual Report on Form 10-KSB for the transition period ending June 30, 2003, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act");

     (b) Registrant's Form 10-QSB for the three-month period ended September 30, 2003;

     (c)  Registrant's Forms 8-K or 8-K/A filed on the following dates:
July 18, 2003; August 5, 8 and 20, 2003; September 16, 2003; November 18, 25 and 28, 2003; December 17, 2003; and January 6, 7, 12 and 16, 2004; and

     (e) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

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Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Our Amended and Restated Articles of Incorporation and our Bylaws provide, among other things, that we have the power to indemnify our officers and directors under certain circumstances. We may in the future enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of our company. In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not applicable.


Item 8.   Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-8 and have authorized this registration statement to be signed on our behalf by the undersigned, in the city of Oakland, California, on February 4, 2004.

                                   TRINITY LEARNING CORPORATION
                                   A Utah Corporation

                                   By: /s/ Douglas D. Cole
                                   --------------------------------------
                                        Douglas D. Cole
                                   Its: Chief Executive Officer

                             POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas D. Cole and Edward P. Mooney and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on February 4, 2004 in the capacities indicated:

          Signature                          Title
          ---------                          -----
/s/ Douglas D. Cole             Chief Executive Officer and Director
----------------------------
DOUGLAS D. COLE

/s/ Edward P. Mooney            President and Director
----------------------------
EDWARD P. MOONEY

/s/ Christine Larson            Chief Financial Officer
----------------------------
CHRISTINE LARSON

/s/ William Jobe                Director
----------------------------
WILLIAM JOBE

/s/ Arthur Kidson               Director
----------------------------
ARTHUR KIDSON

/s/ Martin Steynberg            Director
----------------------------
MARTIN STEYNBERG

/s/ Richard Thau                Director
----------------------------
RICHARD THAU
                                     5

                               EXHIBIT INDEX

Exhibit Number   Description
--------------   -----------

4.1              Trinity Learning Corporation Amended and Restated 2002
                 Stock Option Plan
5.1              Opinion of Parsons Behle & Latimer
15.1             Inapplicable
23.1             See Exhibit 5.1
23.3             Consent of Bierwolf, Nilson & Associates
24.1             Power of Attorney (see signature page)

















































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